UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2004

RAIT Investment Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, PA		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(215) 861-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On September 29, 2004, we entered into an Underwriting Agreement between ourselves and Friedman, Billings, Ramsey & Co., Inc., as representative of the underwriters named in the Underwriting Agreement. Pursuant to this Underwriting Agreement, we agreed to sell to the underwriters 2,000,000 of our 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest. In addition, we granted the underwriters an option exercisable within 30 days to purchase up to an additional 300,000 Series B preferred shares to cover over-allotments, if any. This transaction closed on Tuesday, October 5, 2004. Legal opinions delivered at the closing for this transaction regarding the legality of the Series B preferred shares offered and certain tax matters are attached as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number Description

5 Opinion of Maryland counsel regarding legality.

8 Opinion regarding tax matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Investment Trust (Registrant)

October 6, 2004	By:	Ellen J. DiStefano

Name: Ellen J. DiStefano
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

EX-5	Opinion of Maryland counsel regarding legality.
EX-8	Opinion regarding tax matters.